                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SFX Broadcasting, Inc. for the registration of its Class A Common Stock and to the incorporation by reference therein of our report dated February 20, 1997, except for Note 13, as to which the date is March 27, 1997, with respect to the consolidated financial statements and schedule of SFX Broadcasting, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

New York, New York
June 19, 1997